Exhibit 99.1

DigitalFX International, Inc. Reports Record Revenue in 2007

•	Revenue increases 3.1%
•	Gross Profit increased 5.3%
•	Cost of sales decreases more than 7%
•	Company increases infrastructure to support growth
•	Company develops two new products for 2008 introduction

LAS VEGAS - March 31, 2008 - DigitalFX International, Inc. (AMEX:DXN), a streaming video and digital communications company, announced today its financial results for the year end 2007.

The company reported that revenue rose a modest 3.1 % to a record $23.5 million in 2007 from $22.8 million for 2006. The company reported a net loss of $2.58 million, or a loss of $.11 per share, compared with net income of $480,000, or $.02 per share, in 2006. The 2007 loss included a one-time tax benefit of $812,000.

The Company reported its subscriber base grew a modest 8% to 28,000 in 2007 from 26,000 in 2006.

Gross profit climbed 5.6% to approximately $19.4 million in 2007 from $18.4 million in 2006. The increase stemmed from cost reductions on overall cost of sales which improved 7.3% dropping to $4.1 million in 2007 versus $4.4 million for the same period in 2006.

The company said that as a percentage of net sales, operating expenses rose 87% to $12.6 million in 2007 as compared with only $6.7 million in 2006. These expenses included compensation, corporate expenses, product development, international expansion, marketing expenses, and general and administrative costs.

In 2007 the company reported it had made significant investment (a 354% increase over 2006) for the expansion of its marketing and sales division, VMdirect, into European countries; in particular Germany, Spain and Ireland. The company also launched helloWorld, its streaming video social network in over 10 countries, primarily in Eastern Europe.

The company showed an increase of 180% in corporate related expenses, most of which related to costs associated with being a newly publicly traded company on the American Stock Exchange.

Craig Ellins, DigitalFX chief executive officer said, “In 2007 we knew we had to invest heavily into our staffing and systems infrastructure, technology platform, and prepare for expansion outside of the US. The increased spending was on the increased costs of being a public company, staffing additions and salary changes, merchant fees directly related to sales volume, and most significantly, with international operations expenses including international facilities and operation costs.”

Ellins continued, “Management expects in 2008, to continue to grow our business through product enhancements with additional features and functionality; the extension of the DigitalFX Studio to small business and enterprise customers; and by offering ancillary products and services through the affiliate program.”

Recurring revenue from subscription fees for access plans from Affiliates and retail customers increased in total by $5.8 million, from $11.8 million in 2006 to $17.6 million in 2007. Affiliate business package revenue decreased by $3.6 million to $4.1 million in 2007 from $7.8 million in 2006, partially due to affiliates enrolling at different levels.

“During 2007, our attention was focused primarily on product enhancements and international growth. In 2008, we intend to continue to pursue the recruitment of new Affiliate business through new marketing initiatives, such as an upcoming infomercial, and the promotion of upgrades, Ellins said.

2007 Highlights

•	Restructured the Executive Management to support ongoing growth

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Commenced sales of the VMdirect opportunity to affiliates and retail customers in Ireland, Spain and Germany. (Germany being the largest and most successful direct selling market in the European Union, accounting for over $8 billion in sales, and boasting over 50 million Germans connected to the Internet.)

•	Commenced sales of the helloWorld product to retail (individual) customers in Austria, Belgium, Finland, Germany, Greece, Ireland, Italy, The Netherlands, Portugal, Slovenia and Spain.

>	Released a more scalable and enhanced version of the 5.0 studio in February 2007, and continually launched feature and performance upgrades throughout the year.

>	Released an enhanced FirstStream Studio and a more user friendly FirstStream sales website.

>	Moved from the OTC: Bulletin Board to the American Stock Exchange in August.

>	Made investments in strategic partnerships

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Developed and integrated helloPhone, a new video enabled digital phone service into the Studio, allowing Affiliates to call each other for free, launched two paid package alternatives offering more features, and prepared for expansion to all retail customers in 2008.

•	Hosted DigitalU, our annual International Business Summit in November 2007, with over 1,500 affiliates, customers, and guests in attendance.

•	Introduced The Learning Media System (LMS) which is customizable and has a comprehensive back-end administration system. The LMS can support thousands of users with accountability and certification.

•	Launched The One Vision Tour traveling seminar which encompassed marketing techniques to facilitate expansion of existing businesses and leadership skills to manage growing organizations.

•	Developed our website www.digitalfxsolutions.com, which offers a video-enabled web platform to enterprise-sized businesses.

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Commenced development, in conjunction with RazorStream, LLC, of the Set Top Box, which will allow users the ability to access their Studio features, stream high resolution on demand audio and video content and participate in the social network, all from their television.

•	Expanded the implementation of a customer relationship management system (RightNow) and a business intelligence system (Cognos) for additional insight into managing our business.

Ellins added, “The expanded helloWorld and FirstStream suites of services, and the ancillary products developed for 2008 introduction along with our international expansion should provide an excellent framework for our growth on a worldwide basis.”

DigitalFX International, Inc. and Subsidiaries

Consolidated Balance Sheet
December 31, 2007
(In thousands, except share data)

Assets
Current assets:
Cash and cash equivalents	$5,319
Accounts receivable	50
Inventories, net	849
Prepaid bandwidth charges, affiliate	51
Prepaid expenses and other assets	411
Deferred financing costs	961
Deferred income taxes, net	45
Total current assets	7,686

Restricted cash	2,000
Convertible secured promissory note from related party	225
Investments, net	1,102
Property and equipment, net of accumulated depreciation and amortization of $576	628
Deposits, merchant processors	789
Other assets	12
Deferred income taxes, net	1,995
Total assets	$14,437

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$383
Accrued expenses	1,114
Accrued commissions	1,619
Total current liabilities	3,116

Convertible Notes Payable, net	5,600

Commitments and Contingencies

Stockholders’ equity:
Preferred Stock, $0.01 par value, 5,000,000 shares authorized, no shares issued and outstanding	-
Common Stock, $0.001 par value, 100,000,000 shares authorized, 24,919,710 shares issued and outstanding	25
Additional Paid In Capital	12,882
Other comprehensive loss	(286)
Accumulated deficit	(6,900)

Total stockholders’ equity	5,721

Total liabilities and stockholders’ equity	$14,437

DigitalFX International, Inc. and Subsidiaries

Consolidated Statements of Operations
(In thousands, except share and per share data)

	Years Ended December 31,
	2007	2006

Revenues	$23,511	$22,800
Cost of revenues	4,121	4,444

Gross profit	19,390	18,356

Commission expenses	10,117	10,459
Other operating expenses	12,577	6,732

Operating income (loss)	(3,304)	1,165

Other income (expense):
Expenses relating to exchange transaction	-	(635)
Financing costs	(111)	-
Other income, net	24	63

Other expense, net	(87)	(572)

Income (loss) before provision for income taxes	(3,391)	593

Benefit (provision) for income taxes	812	(113)

Net income (loss)	$(2,579)	$480

Net income (loss) per share:
Basic	$(.11)	$.02
Fully diluted	$(.11)	$.02

Weighted average shares outstanding:
Basic	23,952,916	21,032,218
Fully diluted	23,952,916	22,832,198

For more information, or to review the company financial reports in whole, please visit www.DigitalFX.com.

About DigitalFX International, Inc. DigitalFX International (AMEX: DXN) is a creator of digital communications and social networking solutions, as showcased on its social network http://www.helloWorld.com. The company develops and markets proprietary communication and collaboration services, and social networking software applications, including video email, video instant messaging and live webcasting. DigitalFX International, Inc. is democratizing the world of online streaming video and digital media archiving with its flagship product, called The Studio. The Studio is an affordable, cross digital platform web-based solution. Only the DigitalFX Studio brings together all this capability, simply and in one place.

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FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Examples of forward-looking statements include statements regarding anticipated growth in 2008, recruiting additional affiliates and international expansion. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact Info.
Alison Simard
Media Relations
Stern & Co.
323-650-7117

Investor Relations:
Mike Flanigan or Ted Tackaberry
Communication Initiatives
888-724-0208
IR@digitalfx.com

Corporate Development
Amy Black
Founder and President
VMdirect, L.L.C.
702-743-9412